SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) Securities
                              Exchange Act of 1934

Filed by the Registrant  [ ]

Filed by a party other than the Registrant [X]

        Check the appropriate box:

    [ ] Preliminary Proxy Statement

    [ ] Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))

    [ ] Definitive Proxy Statement

    [X] Definitive Additional Materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                  SECURED INVESTMENT RESOURCES FUND, L.P. III

                (Name of Registrant as Specified in Its Charter)

                             NICHOLS RESOURCES, LTD,
                       a General Partner of the Registrant

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

   [X] No fee required

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transactions applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

      (4) Proposed maximum aggregate value of transaction:

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      (5) Total Fee paid:

   [ ] Fee paid previously with preliminary materials

   [ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing party:

      (4) Date filed:

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May 21, 1999
                               IMPORTANT REMINDER

To the Limited Partners:

Your vote has not yet been received in the consent solicitation regarding i) the assignment of James R. Hoyt's and SIR Partners III, L.P.'s general partner interests in Secured Investment Resources Fund. L.P., III (the "Partnership") to Nichols Resources, Ltd. ("Nichols"), and ii) the appointment of Nichols, a general partner of the Partnership, as successor Managing General Partner.

The deadline for voting has been extended to June 21, 1999. You may mail your consent in the enclosed postage paid envelope or fax your vote back to Nichols at (816) 221-1829.

Several points to bear in mind when reviewing the consent materials:

   - As detailed in the consent statement previously sent to you, the terms of the Settlement Agreement include SIR Partners III and Hoyt have agreed to transfer their general partner interests to Nichols, and Hoyt has agreed to withdraw as Managing General Partner. Under the Partnership Agreement, such transfers are subject to the majority vote of the Limited Partners as is the appointment of a successor Managing General Partner.

   - During the time Nichols has been acting as Managing General Partner, they have timely filed with the Securities and Exchange Commission ("SEC") Form 10-Q for the quarter ended September 30, 1998 and March 31, 1999. In addition, Nichols has completed and filed all delinquent Form 10-Ks and Form 10-Qs. The Partnership is now current with all filing requirements of the SEC.

   - The management team of Nichols has extensive experience acting as the general partner in real estate programs and otherwise investing in and dealing with limited partnerships and property management.

Complete information regarding these matters is contained in the Consent Statement previously sent to you. Please note that on page two of the Consent Statement (under Terms of the Settlement Agreement) reference is made to a receivable owed "by Hoyt and other affiliates of the Partnership". This should have read "by the general partners and other affiliates of the Partnership". It is intended that this letter and the enclosed proxy card will be sent to the Limited Partners on or about May 21, 1999. If you need another copy of the Consent Statement or have any questions, please contact Nichols at (816) 421-4670.

Sincerely,

Nichols Resources, Ltd.
General Partner

                                [FORM OF CONSENT]

                                   PROXY CARD

                   SECURED INVESTMENT RESOURCES FUND, L.P. III

                           CONSENT OF LIMITED PARTNERS

               This consent is solicited by the Board of Directors
                  of Nichols Resources, Ltd., a General Partner

   The undersigned, a Limited Partner of Secured Investment Resources Fund, L.P. III (the "Partnership"), hereby consents (unless otherwise directed below) to the assignment of the General Partner interests and the appointment of Nichols as successor Managing General Partner, as more fully described in the Consent Statement (the "Proposals").

   Please date and sign this Consent below and return it in the enclosed, postage paid envelope. To be counted, this Consent must be received not later than the close of business on June 21, 1999.

NICHOLS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:


   1. THE ASSIGNMENT OF JAMES R. HOYT'S AND SIR PARTNERS III, L.P.'S GENERAL PARTNER INTERESTS TO NICHOLS RESOURCES, LTD.

      FOR the Assignment to Nichols Resources, Ltd.     [ ]

      AGAINST the Assignment to Nichols Resources, Ltd. [ ]

   2. APPOINTMENT OF A SUCCESSOR MANAGING GENERAL PARTNER

      FOR the Appointment of Nichols Resources, Ltd.    [ ]

      AGAINST the Appointment of Nichols Resources, Ltd.[ ]

   The Partnership Units held by the signing Limited Partner will be voted as directed. They will be voted "FOR" the Proposal if no box is checked.

   Please sign exactly as your name appears below. When Partnership Units are held by joint tenants, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS CONSENT BY JUNE 21, 1999.




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